As filed with the Securities and Exchange Commission on September 24, 2003

Registration No. 333-104628

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bermuda	ACCENTURE LTD	98-0341111
(State or Other Jurisdiction of Incorporation or Organization)	(Exact name of Registrant as specified in its charter)	(I.R.S. Employer Identification No.)

Cedar House

41 Cedar Avenue

Hamilton HM12, Bermuda

(441) 296-8262

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Douglas G. Scrivner

Accenture Ltd

1661 Page Mill Road

Palo Alto, CA 94304

(650) 213-2000

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

John B. Tehan Alan D. Schnitzer Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 Telephone: (212) 455-2000 Facsimile: (212) 455-2502

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

EXPLANATORY NOTE:

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-104628) of Accenture Ltd is filed pursuant to Rule 462(d) under the Securities Act solely to add exhibits to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits.

The following is a complete list of exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
1.2	Underwriting Agreement, dated September 23, 2003, among Accenture Ltd, Accenture SCA, the Underwriters named in Schedule I thereto and the Selling Shareholders named in Schedule II thereto.
4.1	Form of Specimen Certificate for Registrant’s Class A common shares (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A filed on June 9, 2001).
5.1**	Opinion of Appleby Spurling & Kempe.
5.2	Opinion of Appleby Spurling & Kempe, dated September 23, 2003.
23.1**	Consent of KPMG LLP.
23.2**	Consent of PricewaterhouseCoopers LLP.
23.3**	Consent of Appleby Spurling & Kempe (included in Exhibit 5.1).
23.4	Consent of Appleby Spurling & Kempe (included in Exhibit 5.2).
24.1**	Power of Attorney.
99.1**	Selling Shareholders.
99.2	Selling Shareholders (September 23, 2003).

*	To be filed by amendment or by a Current Report on Form 8-K pursuant to Item 601(b) of Regulation S-K if the securities are sold through one or more underwriters.
**	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Palo Alto, California on September 23, 2003.

ACCENTURE LTD

By:	/S/ DOUGLAS G. SCRIVNER
Name: Douglas G. Scrivner Title: General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/*/ Joe W. Forehand	Chief Executive Officer and Chairman of the Board (principal executive officer)	September 23, 2003

/*/ Stephan A. James	Director	September 23, 2003

/*/ Steven A. Ballmer	Director	September 23, 2003

/*/ Dina Dublon	Director	September 23, 2003

/*/ Karl-Heinz Flöther	Director	September 23, 2003

/*/ Joel P. Friedman	Director	September 23, 2003

/*/ William D. Green	Director	September 23, 2003

/*/ Robert I. Lipp	Director	September 23, 2003

/*/ Blythe J. McGarvie	Director	September 23, 2003

/*/ Sir Mark Moody-Stuart	Director	September 23, 2003

/*/ Masakatsu Mori	Director	September 23, 2003

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Signature	Title	Date

/*/ Carlos Vidal	Director	September 23, 2003

/*/ Wulf von Schimmelmann	Director	September 23, 2003

/*/ Jackson L. Wilson, Jr.	Director	September 23, 2003

/*/ Harry L. You	Chief Financial Officer (principal financial and accounting officer)	September 23, 2003

/S/ DOUGLAS G. SCRIVNER Douglas G. Scrivner	Authorized U.S. Representative	September 23, 2003

*By Power of Attorney /S/ DOUGLAS G. SCRIVNER Douglas G. Scrivner	Attorney-in-Fact	September 23, 2003

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